Exhibit 99.1

Inphi Corporation Announces Fourth Quarter and Full Year 2011 Results

SANTA CLARA, Calif., February 1, 2012 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, today announced results for its fourth quarter and full year ended December 31, 2011.

Revenue for the fourth quarter was $17.3 million, compared with $21.1 million for the fourth quarter of 2010.

As reported under U.S. generally accepted accounting principles (GAAP), fourth quarter 2011 net loss was $0.3 million, or ($0.01) per share, compared with GAAP net income of $3.0 million, or $0.11 per diluted common share, for the fourth quarter of 2010. GAAP net income and earnings per share for 2010 reflect in part a large income tax benefit recorded in 2010 related to the release and reversal of valuation allowances against deferred tax assets provided in previous periods.

Gross margin on a GAAP basis for the fourth quarter of 2011 was 63.8% of revenue, compared with 65.2% of revenue for the fourth quarter of 2010.

Inphi reports gross margin, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for the fourth quarter of 2011 was 64.3% of revenue, compared with 65.5% of revenue for the fourth quarter of 2010.

Non-GAAP net income for the fourth quarter of 2011 was $0.2 million, or $0.01 per diluted share. This compared with non-GAAP net income of $2.5 million, or $0.10 per diluted share, for the fourth quarter of 2010. Non-GAAP diluted earnings per share declined from the year-ago quarter due to lower non-GAAP net income, as well as a higher number of shares outstanding related to the company’s issuance of common shares and the conversion of preferred shares into common shares, both in connection with the company’s initial public offering.

“Q4 brought both a bottoming and a beginning of a resurgence in our server business,” said Young K. Sohn, President and CEO of Inphi. “Last summer, we experienced headwinds in the form of supply chains that were largely focused on minimizing inventory risk. However, during Q4 customers began to loosen the reins and rebuild their supply chains.

“Heading into Q1 of 2012, we anticipate the March introduction of exciting next-generation server platforms that will use our Isolation Memory Buffer (iMB™) and RDIMM products that we expect will drive additional growth throughout the year. In addition, our new 100GbE iPHY™ CMOS solutions continue to sample and have been well received, leading to exciting new design wins. We believe strongly in our growth opportunities during 2012 and beyond.”

Recent Highlights

•	Announced engagement with Sumitomo Electric Device Innovations to develop solutions for 100G CFP optical modules using Inphi’s CMOS PHY technology.

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At the Supercomputing 2012 (SC12) conference, partnered with Samsung to demonstrate the capacity vs. speed benefits of (iMB) -enabled LRDIMMs to memory intensive applications for data centers, cloud computing and high-performance computing.

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In November 2011, Inphi’s iMB was validated on Micron’s LRDIMM modules by Intel for the future Intel® Xeon® Processor E5 family. Intel’s published LRDIMM validation results are at: http://download.intel.com/technology/memory/DDR3_LRDIMM_SNB-EP_memory_list_111014.pdf

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AMD validated LRDIMMs enabled by Inphi’s (iMB) on the new AMD Opteron™ 6200 Series processors, formerly code-named “Interlagos.” AMD highlighted this news in its blog post at: http://blogs.amd.com/work/2012/01/30/lightening-the-load.

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Announced collaboration with NeoPhotonics to facilitate and accelerate deployments of next-generation 100G optical solutions for high density data center and cloud computing, as well as 100G transport applications.

•	Announced the appointment of Ford Tamer as CEO (see separate news release issued today).

Full Year 2011 Results

For the year ended December 31, 2011, revenue was $79.3 million, compared with $83.2 million during 2010. GAAP net income for 2011 was $1.9 million, or $0.07 per diluted share, on approximately 29.4 million diluted weighted average common shares outstanding. This compared with GAAP net income of $26.1 million, or $0.61 per diluted share, on approximately 8.5 million diluted weighted average common shares outstanding for 2010.

Non GAAP net income for the year ended December 31, 2011 was $7.3 million, or approximately $0.25 per diluted share. This compared with non-GAAP net income of $9.9 million, or $0.46 per diluted share, including the assumed conversion of preferred shares into common shares for the year ended December 31, 2010.

Business Outlook

The following statements are based on our current expectations for the first quarter of 2012. These statements are forward looking and actual results may differ materially.

•	Revenues are expected to range from approximately $19.0 million to $21.0 million.

•	Non-GAAP gross margin is expected to be approximately 64% - 65%.

•	Stock-based compensation expense is expected to be in the range of $2.6 million to $2.8 million.

•	GAAP results are expected to range between ($0.8) million to $0.0 million, or ($0.03)-$0.00 per diluted share on approximately 29.6 million diluted shares outstanding.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be between $0.8 million and $1.6 million, or $0.03-$0.05 per diluted share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Young K. Sohn, President and Chief Executive Officer, and John S. Edmunds, Vice President and Chief Financial Officer, to discuss fourth quarter and full year 2011 results.

The call can be accessed by dialing 800-901-5226; international callers should dial 617-786-4513, participant passcode: 51554646. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s Website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, providing high signal integrity at leading-edge data speeds that are designed to address bandwidth bottlenecks in networks, minimize latency in computing environments and enable the rollout of next generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, storage platforms, test and measurement equipment and military systems. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter of 2011 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by terms such as believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements, including statements relating to expectations of future revenue, stock-based compensation expenses, net income and operating margin performance, benefits of using non-GAAP financial measures, our growth, design wins, future success for various products, the demand for our solutions, our ability to enable the rollout of next generation products, and other operating prospects. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification process; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products, reliance on third parties to manufacture, assemble and test products; ability to compete and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its proxy statement, annual report and SEC Forms 10-K, 10-Q and 8-K for the past year, as amended, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. iMB and iPHY are trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenue	$17,310	$21,146	$79,297	$83,193
Cost of revenue	6,269	7,352	28,687	29,438

Gross margin	11,041	13,794	50,610	53,755

Operating expenses:
Research and development	7,953	6,870	28,565	23,781
Sales and marketing	3,095	2,352	12,700	8,823
General and administrative	2,152	2,409	9,141	9,212

Total operating expenses	13,200	11,631	50,406	41,816

Income (loss) from operations	(2,159)	2,163	204	11,939
Other income (expense)	236	(113)	509	(50)

Income (loss) before income taxes	(1,923)	2,050	713	11,889
Provision (benefit) for income taxes	(1,642)	(925)	(1,218)	(14,242)

Net income (loss)	$(281)	$2,975	$1,931	$26,131

Net income (loss) allocable to common and participating common securities	$(281)	$2,795	$1,931	$5,240

Earnings per share:
Basic	$(0.01)	$0.20	$0.07	$1.03

Diluted	$(0.01)	$0.11	$0.07	$0.61

Weighted-average shares used in computing earnings per share:
Basic	27,771,622	13,700,174	26,799,237	5,086,169
Diluted	27,771,622	24,869,317	29,367,423	8,546,537

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(in thousands of dollars) (Unaudited)
Cost of revenue	$89	$48	$315	$107
Research and development	1,018	470	3,214	1,381
Sales and marketing	672	202	2,054	526
General and administrative	479	202	1,609	691

	$2,258	$922	$7,192	$2,705

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	December 31, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$29,696	$110,172
Short-term investments in marketable securities	89,283	—
Accounts receivable, net	9,358	10,052
Inventories	5,716	5,095
Deferred tax assets and other current assets	6,032	5,245

Total current assets	140,085	130,564
Property and equipment, net	9,566	7,206
Goodwill and intangible assets, net	5,875	7,471
Deferred tax assets and other assets	17,102	13,716

Total assets	$172,628	$158,957

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,016	$6,692
Accrued expenses and other current liabilities	3,745	4,338
Deferred revenue	1,929	2,647

Total current liabilities	10,690	13,677
Other liabilities	3,534	2,594

Total liabilities	14,224	16,271

Stockholders’ equity:
Common stock	28	25
Additional paid-in capital	190,314	176,505
Accumulated deficit	(32,713)	(34,644)
Accumulated other comprehensive income	775	800

Total stockholders’ equity	158,404	142,686

Total liabilities and stockholders’ equity	$172,628	$158,957

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP INCOME

(in thousands of dollars, except share and per share amount)

To supplement the financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, taxes related to the transition to a more international business structure, release of the valuation allowance on our deferred tax assets and restructuring charges of our Taiwan subsidiary. It also includes the assumed conversion of all outstanding shares of preferred stock into shares of common stock which occurred in connection with the initial public offering. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income, earnings per share and weighted average shares outstanding in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP, and are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2011		2010		2011		2010
GAAP net income (loss)	$(281)		$2,975		$1,931		$26,131
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense, net of tax effect	1,316	(a)	751	(a)	4,499	(a)	2,388	(a)
Transitional tax effects of moving to an internationally based structure	(955	)(b)	1,345	(b)	(955	)(b)	5,357	(b)
Reversal of valuation allowance on deferred tax assets	—		(2,573	)(c)	—		(24,023	)(c)
Taiwan restructuring charges	168	(d)	—		1,814	(d)	—

Non-GAAP net income	$248		$2,498		$7,289		$9,853

Shares used in computing GAAP basic earnings per share	27,771,622		13,700,174		26,799,237		5,086,169
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of the period	—		7,397,706	(e)	—		12,776,077	(e)

Shares used in computing non-GAAP basic earnings per share	27,771,622		21,097,880		26,799,237		17,862,246

Shares used in computing diluted earnings per share	29,401,746		24,869,317		29,367,423		8,546,537
Weighted average effect of the assumed conversion of convertible preferred stock from the beginning of the period	—		—		—		12,776,077	(e)

Shares used in computing non-GAAP diluted earnings per share	29,401,746		24,869,317		29,367,423		21,322,615

Non-GAAP earnings per share:
Basic	$0.01		$0.12		$0.27		$0.55

Diluted	$0.01		$0.10		$0.25		$0.46

GAAP gross margin as a % of revenue	63.8%		65.2%		63.8%		64.6%
Stock-based compensation	0.5%		0.3%		0.4%		0.1%
Restructuring charges	—		—		1.0%		—

Non-GAAP gross margin as a % of revenue	64.3%		65.5%		65.2%		64.7%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects the transitional tax effects of moving to an internationally based structure. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects the tax benefit as a result of the reversal of the valuation allowance established against deferred tax assets. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(d)	In 2011, the Company decided to discontinue the sale of acquired legacy products in Taiwan. The restructuring expenses were reflected in the consolidated statements of operations as follows:

	Three months ended December 31, 2011	Year ended December 31, 2011
Cost of goods sold	$—	$782
Operating expenses:
Research and development	137	324
Sales and marketing	—	671
General and administrative	31	37

Total	$168	$1,814

The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)	The shares used to compute non-GAAP basic and diluted earnings per share include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of the period presented or the date of issuance, if later. In November 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.